EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage

MultiServ Argentina S.A.	Argentina	100%
Harsco (Australia) Pty. Limited	Australia	100%
Harsco Track Technologies Pty. Ltd.	Australia	100%
MultiServ Australasia Pty. Ltd.	Australia	70%
MultiServ Holdings Pty. Limited	Australia	55%
MultiServ NSW Pty. Limited	Australia	55%
MultiServ South East Asia Pty. Ltd.	Australia	100%
MultiServ Victoria Pty. Ltd.	Australia	70%
SGB Raffia Pty. Ltd.	Australia	100%
Hünnebeck Austria Schalungstechnik GmbH	Austria	100%
AluServ Middle East W.L.L.	Bahrain	65%
La Louviere Logistique S.A.	Belgium	100%
MultiServ Sprl	Belgium	100%
SGB Belgium NV	Belgium	100%
Harsco (Bermuda) Limited	Bermuda	100%
MultiServ Limitada	Brazil	100%
Recmix DO Brazil SA	Brazil	100%
Sobremetal - Recuperacao de Metais Ltda.	Brazil	100%
3191285 Nova Scotia Company	Canada	100%
Harsco Canada Corporation	Canada	100%
Harsco Canada General Partner Limited	Canada	100%
Harsco Canada Limited Partnership	Canada	100%
Harsco Nova Scotia Holding Corporation	Canada	100%
Materiaux Excell S.E.N.C.	Canada	100%
Melri, Inc.	Canada	100%
Recmix, Inc.	Canada	100%
Guernsey Plant Hire Ltd.	Channel Islands-Guernsey	100%
SGB (Channel Islands) Ltd.	Channel Islands-Jersey	100%
MultiServ Chile S.A.	Chile	100%
Inversiones Hünnebeck (Chile) LTDA	Chile	100%
MultiServ Tang Shan Iron & Steel Service Corp. Ltd.	China	100%
MultiServ Zhejiang Iron & Steel Service Corp. Ltd.	China	80%
Czech Slag - Nova Hut s.r.o.	Czech Republic	65%
MultiServ spol. s.r.o.	Czech Republic	100%
MultiServ Cz s.r.o.	Czech Republic	100%
SGB Cz a.s.	Czech Republic	100%
Hünnebeck Danmark A/S	Denmark	100%
Hünnebeck SGB ApS	Denmark	100%
Heckett Bahna Co. For Industrial Operations S.A.E.	Egypt	65%
Heckett MultiServ Bahna S.A.E.	Egypt	65%
SGB Egypt for Scaffolding and Formwork S.A.E.	Egypt	98.85%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage

Slag Processing Company Egypt (SLAR) S.A.E.	Egypt	60%
Excell Materials Finland OY	Finland	100%
MultiServ Oy	Finland	100%
BC Nord S.A.S.	France	100%
Becema S.A.S.	France	100%
Evulca S.A.S.	France	100%
Excell Minerals France	France	100%
Floyequip S.A.	France	100%
Harsco France SAS	France	100%
Hünnebeck France S.A.S.	France	100%
MultiServ France S.A.S.U.	France	100%
MultiServ Industries S.A.S.	France	100%
MultiServ Logistique et Services Specialises S.A.S.	France	100%
MultiServ S.A.S.	France	100%
MultiServ Sud S.A.	France	100%
PyroServ SARL	France	100%
SGB S.A.S.	France	100%
SMI Lorelev S.A.S.	France	100%
Solomat Industries S.A.S.U.	France	100%
Carbofer International GmbH	Germany	100%
Entsorgungsdienste & Metalischiackentechnologie Deutschland GmbH	Germany	100%
Harsco GmbH	Germany	100%
Hünnebeck GmbH	Germany	100%
SGB Cleton GmbH	Germany	100%
Hünnebeck Group GmbH	Germany	100%
MultiServ GmbH	Germany	100%
Harsco (Gibraltar) Holding Limited	Gibraltar	100%
Alexandros International Ltd	Greece	100%
MultiServ Guatemala S.A.	Guatemala	100%
Hünnebeck Hungaria Kft.	Hungary	100%
SGB Eventlink (Ireland) Ltd.	Ireland	100%
SGB Scafform Limited	Ireland	100%
Hünnebeck Italia S.p.A.	Italy	100%
MultiServ Italia SrL	Italy	100%
IlServ SrL	Italy	65%
SGB Baltics S.I.A.	Latvia	70%
Harsco Luxembourg SARL	Luxembourg	100%
Luxequip Holding S.A.	Luxembourg	100%
MultiServ S.A.	Luxembourg	100%
SGB Asia Pacific (M) Sdn Bhd.	Malaysia	100%
Andamios Patentados, S.A. de C.V.	Mexico	100%
Electroforjados Nacionales, S.A. de C.V.	Mexico	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage

Irving, S.A. de C.V.	Mexico	100%
MultiServ Metals de Mexico, S.A. de C.V.	Mexico	100%
MultiServ Transport, BV	Netherlands	100%
Excell Materials Europe BV	Netherlands	100%
Gasserv (Netherlands) I BV	Netherlands	100%
Gasserv (Netherlands) II BV	Netherlands	100%
Gasserv (Netherlands) VII BV	Netherlands	100%
Gasserv (Netherlands) VI BV	Netherlands	100%
Harsco Investments Europe BV	Netherlands	100%
Harsco International Finance BV	Netherlands	100%
Harrie Scholten BV	Netherlands	100%
Harsco Europa B.V.	Netherlands	100%
Harsco Finance B.V.	Netherlands	100%
Harsco Nederland Slag BV	Netherlands	100%
Harsco (Mexico) Holdings BV	Netherlands	100%
Harsco (Peru) Holdings BV	Netherlands	100%
Heckett MultiServ China B.V.	Netherlands	100%
Heckett MultiServ Far East B.V.	Netherlands	100%
MultiServ (Holland) B.V.	Netherlands	100%
MultiServ Finance B.V.	Netherlands	100%
MultiServ International B.V.	Netherlands	100%
Oostellijk Staal International BV	Netherlands	100%
SGB Holland BV	Netherlands	100%
SGB Hünnebeck Formwork	Netherlands	100%
SGB Industrial Services B.V.	Netherlands	100%
SGB Cleton B.V.	Netherlands	100%
SGB Logistic Services B.V.	Netherlands	100%
SGB North Europe B.V.	Netherlands	100%
Slag Reductie (Pacific) B.V.	Netherlands	100%
Slag Reductie Nederland B.V.	Netherlands	100%
Stalen Steigers Holland B.V.	Netherlands	100%
SteelServ Limited	New Zealand	50%
Hünnebeck Norge AS	Norway	100%
MultiServ A.S.	Norway	100%
Patent Panama SA	Panama	100%
MultiServ Peru SA	Peru	100%
Alexander Mill Services International SP ZOO	Poland	100%
Hünnebeck Polska Sp zoo	Poland	100%
Companhia de Tratamento de Sucatas, Limitada	Portugal	100%
Trenci-Engenharia Tecnicas Racuionalizades de Construcao Civil Lda.	Portugal	100%
SGB Al Darwish United WLL	Qatar	49%
AMSI Romania SRI	Romania	100%
Hünnebeck Russia	Russia	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage

Harsco Fairways Partnership	Scotland	100%
Harsco Highlands Partnership	Scotland	100%
Harsco York Place Limited	Scotland	100%
Heckett MultiServ Saudi Arabia Limited	Saudi Arabia	55%
MultiServ Smederevo D.O.O.	Serbia	100%
SGB Asia Pacific (S) Pte. Ltd	Singapore	100%
MultiServ Slovensko s.r.o.	Slovak Republic	100%
SGB Slovensko s.r.o.	Slovak Republic	100%
MultiServ South Africa (Pty.) Limited	South Africa	100%
MultiServ Technologies (South Africa)	South Africa	100%
Recmix of South Africa (Pty) Ltd	South Africa	100%
SRH Mill Services (Pty.) Ltd.	South Africa	100%
SteelServ (Pty.) Ltd.	South Africa	100%
Heckett MultiServ (FS) (Pty) Ltd.	South Africa	100%
Gestion Materias Ferricas, S.A.	Spain	100%
MultiServ Iberica S.A.	Spain	100%
MultiServ Intermetal S.A.	Spain	100%
MultiServ Lycrete S.A.	Spain	100%
MultiServ Reclamet, S.A.	Spain	100%
Serviequipo S.A.	Spain	100%
Excell Americas Holdings, Ltd	St. Kitts & Nevis	100%
Excell Africa Holdings Ltd	St. Kitts & Nevis	100%
Hünnebeck Sverige A.B.	Sweden	100%
Montanus Industriforvaltning A.B.	Sweden	100%
MultiServ (Sweden) A.B.	Sweden	100%
MultiServ A.B.	Sweden	100%
MultiServ Nordiska A.B.	Sweden	100%
MultiServ Technologies (Sweden) AB	Sweden	100%
MultiServ (Thailand) Company Limited	Thailand	100%
Faber Prest Limited	U.K.	100%
Fourninezero Ltd.	U.K.	100%
Harsco (U.K.) Ltd.	U.K.	100%
Harsco Investment Ltd.	U.K.	100%
Harsco Leatherhead Limited	U.K.	100%
Harsco Mole Valley Limited	U.K.	100%
Harsco Track Technologies Ltd.	U.K.	100%
Harsco Surrey Holdings Limited	U.K.	100%
Harsco (UK) Group Ltd	U.K.	100%
Harsco (UK) Holdings Ltd	U.K.	100%
Heckett Limited	U.K.	100%
MultiServ Holding Limited	U.K.	100%
MultiServ Group Ltd.	U.K.	100%
MultiServ Investment Limited	U.K.	100%
MultiServ plc	U.K.	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage

SGB Exclesio UA JV LTD	U.K.	71.55%
SGB Group Ltd.	U.K.	100%
SGB Investments Ltd.	U.K.	100%
SGB Middle East Limited	U.K.	100%
SGB Services Ltd.	U.K.	100%
Short Bros (Plant) Ltd.	U.K.	100%
Slag Reduction Overseas Limited	U.K.	100%
Ashland Recovery Inc.	U.S.A.	100%
Braddock Recovery Inc.	U.S.A.	100%
ECR Inc.	U.S.A.	100%
Excell Technologies, Inc.	U.S.A.	100%
Great Lakes Recovery Systems Inc.	U.S.A.	100%
Harsco Defense Holding, Inc.	U.S.A.	100%
Harsco Holdings, Inc.	U.S.A.	100%
Harsco Minnesota Corporation	U.S.A.	100%
Harsco Technologies Corporation	U.S.A.	100%
MultiServ General Corp.	U.S.A.	100%
MultiServ LLC	U.S.A.	100%
MultiServ Intermetal LLC	U.S.A.	100%
MultiServ Investment LLC	U.S.A.	100%
MultiServ Operations Ltd.	U.S.A.	100%
MultiServ U.S. Corporation	U.S.A.	100%
National Briquette Corporation	U.S.A.	100%
Recmix of KY, Inc.	U.S.A.	100%
Recmix of PA, Inc.	U.S.A.	100%
SGB Holdings Inc.	U.S.A.	100%
Slag Reduction Investment LLC	U.S.A.	100%
SGB (Ukraine) LLC	Ukraine	100%
Hünnebeck Emirates LLC	United Arab Emirates	49%
Quebeisi SGB LLC	United Arab Emirates	49%
Hünnebeck Middle East FZE	United Arab Emirates	100%
Heckett MultiServ M.V. & M.S., C.A.	Venezuela	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Companies in which Harsco Corporation does not exert management control are not consolidated.  These companies are listed below as unconsolidated entities.

Name	Country of Incorporation/ Organization	Ownership Percentage

Granufos S.A.	France	50%
Phooltas Tamper Private Limited	India	40%
p.t. Purna Baja Heckett	Indonesia	40%